UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2010

POLYMER GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation or Organization)	1-14330 (Commission File Number)	57-1003983 (IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina	28269
(Address of principal executive offices)	(Zip Code)

(704) 697-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 4, 2010, Polymer Group, Inc., a Delaware corporation (the “Company”), Scorpio Acquisition Corporation, a Delaware corporation controlled by Blackstone Capital Partners V L.P. and certain of its affiliates (“Parent”), Scorpio Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and MatlinPatterson Global Opportunities Partners L.P., a Delaware limited partnership, as the Stockholder Representative (as defined in the Merger Agreement), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger, each holder of outstanding shares of Company common stock (other than (i) shares owned by Parent, Merger Subsidiary, the Company or any subsidiary of the Company or (ii) shares in respect of which appraisal rights have been properly exercised under Delaware law) will be entitled to receive up to $18.16 in cash for each such share (which shares shall be automatically cancelled), subject to the escrow provisions described below.  In addition, if the Merger does not close until after December 31, 2010, each such holder of shares of Company common stock will also be entitled to receive its ratable share (calculated on a fully diluted basis) of $53,571.43 for each day within the period beginning on January 1, 2011 and ending on the calendar day immediately prior to the closing date (the “Additional Per Share Consideration”).

At the effective time of the Merger, a portion of the aggregate merger consideration totaling $64.5 million, or approximately $2.91 per share (calculated on a fully diluted basis), will be deposited in an escrow fund to cover liabilities, costs and expenses related to the application of the “personal holding company” (“PHC”) rules of the Internal Revenue Code of 1986, as amended (the “PHC Rules”), to the Company and its subsidiaries.  The Company’s most recent financial statements reflected a liability for uncertain tax positions associated with the PHC issue of approximately $24.5 million.  However, as previously disclosed, the Company has initiated discussions with the IRS to request a series of rulings on the PHC issue, and the actual tax liability related to the PHC issue, whether higher or lower than the amount reflected on the Company’s financial statements, will be determined based on the results of such process.  As a result of the reserve of the escrow fund, each holder of outstanding shares of Company common stock (other than those shares described in clauses (i) and (ii) of the previous paragraph) will, at the effective time, be entitled to receive approximately $15.25 per share (plus the Additional Per Share Consideration, if any), and will be entitled to receive its ratable share (calculated on a fully diluted basis) of any amounts if and when released from the escrow fund in accordance with the Merger Agreement.

Parent has obtained debt financing commitments from Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Barclays Capital, Royal Bank of Canada and RBC Capital Markets and equity financing commitments from Blackstone Capital Partners V L.P., an affiliate of Parent, in each case to fund the transactions contemplated by the Merger Agreement.  The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in such financing commitments.  The obligation of Parent and Merger Subsidiary to close the Merger is not conditioned upon the consummation of the financing.

The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the adoption of the Merger Agreement by the Company’s stockholders, which was effected on October 4, 2010 by the written consent of a majority of the Company’s stockholders (as described in Item 5.07 below), upon receipt of such consent no further approval of the Company’s stockholders is required to approve and adopt the Merger Agreement and the transactions contemplated thereby, (ii) 20 days having elapsed since the mailing of the definitive information statement, with respect to such adoption of the Merger Agreement, to the Company’s stockholders, in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of consents required under certain foreign merger control laws, (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement) on the Company since January 2, 2010, (v) the absence of any injunction or applicable law preventing consummation of the Merger, (vi) the accuracy of the representations and warranties made by the Company, Parent and Merger Subsidiary, (vii) the performance, in all material respects, by each of the Company, Parent and Merger Subsidiary of all of its obligations, agreements and covenants under the Merger Agreement and (viii) the Company’s achievement of at least $111 million of Consolidated EBITDA (as defined in the Merger Agreement) for the twelve month period ending October 4, 2010.

The Merger Agreement contains customary representations and warranties made by the Company, Parent and Merger Subsidiary.  In addition, the Company has agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct its business in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) not to take certain actions prior to the closing of the Merger without the prior consent of Parent.

The foregoing summary description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 4, 2010, following execution of the Merger Agreement, MatlinPatterson Global Opportunities Partners L.P. and certain of its affiliates, the holders (in the aggregate) of 13,596,921 shares of Company common stock, constituting approximately 63.4% of the voting power of the outstanding shares of Company common stock, executed a written consent adopting and approving in all respects the Merger Agreement and the transactions and agreements contemplated thereby.  No further approval of the stockholders of the Company is required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

Item 8.01.  Other Events.

On October 4, 2010, the Company issued a press release in connection with the Merger.  The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger, dated as of October 4, 2010, among Polymer Group Inc., a Delaware corporation, Scorpio Acquisition Corporation, a Delaware corporation, Scorpio Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, and MatlinPatterson Global Opportunities Partners L.P., as the Stockholder Representative

99.1	Press Release issued by Polymer Group, Inc., dated October 4, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

Date: October 4, 2010	By:	/s/ Dennis E. Norman
Dennis E. Norman
Chief Financial Officer